Exhibit 4.1


                            =======================


                            IPALCO ENTERPRISES, INC.
                                   as Issuer

                                      and

                         Bank One, National Association
                                   as Trustee





                      ------------------------------------

                                   Indenture

                         Dated as of November 14, 2001
                      ------------------------------------



                      7.375% Senior Secured Notes Due 2008




                      7.625% Senior Secured Notes Due 2011




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                               TABLE OF CONTENTS
                                ---------------


                                                                           PAGE


                                    RECITALS


              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

 Section 1.01. Definitions..................................................1
 Section 1.02. Rules of Construction.......................................15

                              ARTICLE 2 THE NOTES

 Section 2.01. Form, Dating and Denominations; Legends.....................16
 Section 2.02. Execution and Authentication; Exchange Notes;
                Additional Notes...........................................17
 Section 2.03. Registrar, Paying Agent and Authenticating Agent;
                 Paying Agent to Hold Money in Trust.......................18
 Section 2.04. Replacement Notes...........................................19
 Section 2.05. Outstanding Notes...........................................19
 Section 2.06. Temporary Notes.............................................20
 Section 2.07. Cancellation................................................20
 Section 2.08. CUSIP and CINS Numbers......................................20
 Section 2.09. Registration, Transfer and Exchange.........................21
 Section 2.10. Restrictions on Transfer and Exchange.......................23
 Section 2.11. Temporary Offshore Global Notes.............................25

                         ARTICLE 3 OPTIONAL REDEMPTION

 Section 3.01. Optional Redemption.........................................26
 Section 3.02. Method and Effect of Redemption.............................26
 Section 3.03. Sinking Fund................................................27

                              ARTICLE 4 COVENANTS

 Section 4.01. Payment of Notes............................................28
 Section 4.02. Maintenance of Office or Agency.............................28
 Section 4.03. Limitation on Distributions and Intercompany Loans..........29
 Section 4.04. Limitations on Indebtedness.................................29
 Section 4.05. Limitations on Liens........................................30
 Section 4.06. Limitation on Business Activities...........................33
 Section 4.07. Noteholders' Lists..........................................33
 Section 4.08. Certificate to Trustee......................................34
 Section 4.09. Reports by the Company......................................34


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               ARTICLE 5 CONSOLIDATION, MERGER OR SALE OF ASSETS

 Section 5.01. Limitations on Consolidation, Merger,
                 Conveyance, Sale or Lease.................................35
 Section 5.02. Successor Substituted.......................................37

                         ARTICLE 6 DEFAULT AND REMEDIES

 Section 6.01. Events of Default...........................................37
 Section 6.02. Acceleration................................................39
 Section 6.03. Other Remedies..............................................39
 Section 6.04. Waiver of Past Defaults.....................................39
 Section 6.05. Control by Majority.........................................40
 Section 6.06. Limitation on Suits.........................................40
 Section 6.07. Rights of Holders to Receive Payment........................40
 Section 6.08. Collection Suit by Trustee..................................41
 Section 6.09. Trustee May File Proofs of Claim............................41
 Section 6.10. Priorities..................................................41
 Section 6.11. Restoration of Rights and Remedies..........................42
 Section 6.12. Undertaking for Costs.......................................42
 Section 6.13. Rights and Remedies Cumulative..............................42
 Section 6.14. Delay or Omission Not Waiver................................42
 Section 6.15. Waiver of Stay, Extension or Usury Laws.....................43

                             ARTICLE 7 THE TRUSTEE

 Section 7.01. General.....................................................43
 Section 7.02. Certain Rights of Trustee...................................43
 Section 7.03. Individual Rights of Trustee................................44
 Section 7.04. Trustee's Disclaimer........................................45
 Section 7.05. Notice of Default...........................................45
 Section 7.06. Reports by Trustee to Holders...............................45
 Section 7.07. Compensation and Indemnity..................................45
 Section 7.08. Replacement of Trustee......................................46
 Section 7.09. Successor Trustee by Merger.................................47
 Section 7.10. Eligibility.................................................47
 Section 7.11. Money Held in Trust.........................................47

                       ARTICLE 8 DEFEASANCE AND DISCHARGE

 Section 8.01. Satisfaction and Discharge of Indenture.....................47
 Section 8.02. Defeasance and Discharge of Indenture.......................49
 Section 8.03. Defeasance of Certain Obligations...........................50
 Section 8.04. Application of Trust Money..................................52
 Section 8.05. Repayment to Company........................................52
 Section 8.06. Reinstatement...............................................52

                 ARTICLE 9 AMENDMENTS, SUPPLEMENTS AND WAIVERS


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 Section 9.01. Amendments Without Consent of Holders.......................53
 Section 9.02. Amendments with Consent of Holders..........................53
 Section 9.03. Effect of Consent...........................................54
 Section 9.04. Trustee's Rights and Obligations............................55
 Section 9.05. Conformity with Trust Indenture Act.........................55
 Section 9.06. Payments for Consents.......................................55

                            ARTICLE 10 MISCELLANEOUS

 Section 10.01. Trust Indenture Act of 1939................................55
 Section 10.02. Noteholder Communications; Noteholder Actions..............56
 Section 10.03. Notices....................................................56
 Section 10.04. Certificate and Opinion as to Conditions Precedent.........57
 Section 10.05. Statements Required in Certificate or Opinion..............57
 Section 10.06. Payment Date Other Than a Business Day.....................58
 Section 10.07. Governing Law..............................................58
 Section 10.08. No Adverse Interpretation of Other Agreements..............58
 Section 10.09. Successors.................................................58
 Section 10.10. Duplicate Originals........................................58
 Section 10.11. Separability...............................................58
 Section 10.12. Table of Contents and Headings.............................58
 Section 10.13. No Liability of Directors, Officers, Employees,
                  Incorporators and Stockholders...........................59

                       ARTICLE 11 SECURITY AND COLLATERAL

 Section 11.01. Pledge Agreement...........................................59
 Section 11.02. Recording and Opinions.....................................59
 Section 11.03. Release of Collateral......................................60
 Section 11.04. Certificates of the Company................................60
 Section 11.05. Certificates of the Trustee................................61
 Section 11.06. Authorization of Actions to be Taken by the
                  Collateral Agent Under the Pledge Agreement..............61
 Section 11.07. Authorization of Receipt of Refunds by the Trustee
                  Under the Pledge Agreement..61
 Section 11.08. Termination of Security Interest...........................61


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                                   EXHIBITS


EXHIBIT A-1          Form of 2008 Note
EXHIBIT A-2          Form of 2011 Note
EXHIBIT B            Restricted Legend
EXHIBIT C            DTC Legend
EXHIBIT D            Regulation S Certificate
EXHIBIT E            Rule 144A Certificate
EXHIBIT F            Certificate of Beneficial Ownership
EXHIBIT G            Temporary Offshore Global Note Legend


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         INDENTURE, dated as of November 14, 2001, between IPALCO Enterprises,
Inc., an Indiana corporation, as the Company, and Bank One, National Association, a national banking association, as Trustee.

                                    RECITALS

         The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of two series of senior secured notes, one series designated as the "7.375% Senior Secured Notes Due 2008" (the "2008 Notes") in an aggregate principal amount of $375,000,000, and one series designated the "7.625% Senior Secured Notes Due 2011" (the "2011 Notes") in an aggregate principal amount of $375,000,000 and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (collectively the "Notes"). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                           THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

         "Additional Interest" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

         "Additional Notes" means any series of Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as any series of the Original Notes.

         "Adjusted Total Capital" of any Person means, as of any date, the sum (without duplication) of:

          (1) Indebtedness for Borrowed Money;

          (2) preferred stock and Preferred Securities of such Person and its consolidated Subsidiaries;

          (3) consolidated stockholder's equity of such Person and its consolidated Subsidiaries (excluding any preferred stock in stockholder's equity); and

          (4) any excess of the value of the assets of the Company when acquired by AES over the book value of such assets at such time, which for the purpose of this definition is agreed to be $1.5 billion.

         "AES" means the AES Corporation, a Delaware corporation, and its successors and assigns.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent or Authenticating Agent.

         "Agent Member" means a member of, or a participant in, the Depositary.

         "Authenticating Agent" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "bankruptcy default" has the meaning assigned to such term in Section 6.01.

         "Board of Directors" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.


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         "Capitalized Lease Obligations" means all lease obligations of the
Company and its Subsidiaries which, under GAAP, are or will be required to be capitalized, in each case taken at the amount of the lease obligation accounted for as indebtedness in conformity with those principles.

         "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit F.

         "Certificated Note" means a Note in registered individual form without interest coupons.

         "Clearstream" means Clearstream Banking SA and its successors.

         "Collateral" has the meaning specified in the Pledge Agreement.

         "Collateral Agent" has the meaning specified in the Pledge Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Company" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

         "Comparable Treasury Issue" means, with respect to any Notes of any series to be redeemed, the United States Treasury security selected by an independent investment banking institution of international standing appointed by the Company as having a maturity comparable to the remaining term of such Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

         "Comparable Treasury Price" means, with respect to any Comparable Treasury Issue:

          (1) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding the redemption date of the Notes to be redeemed, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

          (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount and quoted in writing to the Company by a primary U.S.


                                       4
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     government securities dealer in New York City appointed by the Company at
     5:00 p.m. on the third Business Day preceding such redemption date.

         "Consolidated Current Liabilities" means the consolidated current liabilities of the Company and its Subsidiaries, but excluding the current portion of long term Indebtedness which would otherwise be included in it, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Debt" means, at any time, the sum of the aggregate outstanding principal amount of all Indebtedness for Borrowed Money (including, without limitation, the principal component of Capitalized Lease Obligations, but excluding Permitted Debt, Currency, Interest Rate or Commodity Agreements and all Consolidated Current Liabilities and Project Finance Debt) of the Company and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP.

         "Consolidated EBITDA" means, for any period, the sum of the amounts for that period of the Company's:

          (1) Consolidated Net Income;

          (2) distributions paid, accrued or scheduled to be paid in respect of any Preferred Securities or other capital stock to the extent deducted in calculating Consolidated Net Income;

          (3) Consolidated Interest Expense plus interest paid, accrued or scheduled to be paid or to be accrued in respect of any Permitted Debt;

          (4) income taxes and deferred taxes (other than income taxes either positive or negative attributable to extraordinary and non-recurring gains or losses or sales of assets);

          (5) depreciation expense;

          (6) amortization expense; and

          (7) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in conformity with GAAP,

provided that, to the extent that the Company has any Subsidiary that is not a wholly-owned Subsidiary, Consolidated EBITDA will be reduced by an amount equal to the Consolidated Net Income of such Subsidiary multiplied by the quotient of: (A) the number of shares of outstanding common stock of such Subsidiary not owned on the relevant Measurement Date by the Company or any Subsidiary of the Company, divided by (B) the total number of shares of outstanding common stock of such Subsidiary on the relevant Measurement Date.


                                       4
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         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness for Borrowed Money (excluding interest expense related to Permitted Debt and including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing) and the net costs associated with Interest Rate Agreements and all but the principal component of rentals in respect of Capitalized Lease Obligations, paid, accrued or scheduled to be paid or to be accrued by the Company and each of its Subsidiaries during such period, excluding, however, any amount of such interest of any Subsidiary of the Company if the net income (or loss) of such Subsidiary is excluded from the calculation of Consolidated Net Income for such Subsidiary pursuant to clause (2) of the definition of Consolidated Net Income (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded), less consolidated interest income, all as determined on a consolidated basis in conformity with GAAP; provided that, to the extent that the Company has any Subsidiary that is not a wholly-owned subsidiary, Consolidated Interest Expense shall be reduced by an amount equal to such interest expense of such Subsidiary multiplied by the quotient of: (A) the number of shares of outstanding common stock of such Subsidiary not owned on the relevant Measurement Date by the Company or any Subsidiary of the Company, divided by (B) the total number of shares of outstanding common stock of such Subsidiary on the relevant Measurement Date.

         "Consolidated Net Income" means, for any period, the aggregate of the net income (or loss) of the Company and its Subsidiaries for such period, as determined on a consolidated basis in conformity with GAAP; provided that the following items will be excluded from any calculation of Consolidated Net Income (without duplication):

          (1) the net income (or loss) of any Person (other than a Subsidiary) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or another Subsidiary of the Company during such period;

          (2) the net income (or loss) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or license;

          (3) all extraordinary gains and extraordinary losses, merger-related expenses and one-time expenses, cash or noncash, relating to restructuring efforts; and

          (4) all gains and losses from discontinued operations.

         "Consolidated Net Tangible Assets" means at any time, the total of all assets (including revaluations of those assets as a result of commercial appraisals, price level restatement or otherwise) appearing on the most recently available consolidated balance sheet of the Company and its Subsidiaries (provided that such balance sheet is of a date not more than 60 days prior to the date of creation of the relevant Lien) prepared in accordance with GAAP, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Consolidated Current Liabilities of the Company appearing on such balance sheet.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 111 Monument Circle, Indianapolis, Indiana 46204.

         "Currency, Interest Rate or Commodity Agreements" means an agreement or transaction involving any currency, interest rate or energy price or volumetric swap, cap or collar arrangement, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind for the hedging or management of foreign exchange, interest rate or energy price or volumetric risks, it being understood, for purposes of this definition, that the term "energy" will include, without limitation, coal, gas, oil and electricity.

         "Default" means, with respect to any series of Notes any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means the depositary of each Global Note, which will initially be DTC.

         "Distribution" means any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of shares of capital stock of the Company, or any purchase of any shares of capital stock of AES, excluding any contract adjustment payments under contracts to purchase common stock of the Company, AES or any of its affiliates (which common stock was not held as an asset of the Company) entered into in connection with the issuance of any Permitted Debt.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC Legend" means the legend set forth in Exhibit C.

         "Effectiveness Deadline" has the meaning ascribed to such term in the Notes.

         "Euroclear" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.


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         "Event of Default", with respect to any series of Notes, has the meaning assigned to such term in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Notes" means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the applicable series of Initial Notes or any Initial Additional Notes of that series in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the applicable series of Initial Notes or any Initial Additional Notes of that series (except that such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend).

         "Exchange Offer" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

         "Excluded Subsidiary" means any Subsidiary of the Company:

          (1) in respect of which neither the Company nor any Subsidiary of the Company (other than another Excluded Subsidiary) has undertaken any legal obligation to give any guarantee for the benefit of the holders of any Indebtedness for Borrowed Money (other than to another member of the Group) other than in respect of any statutory obligation and the Subsidiaries of which are all Excluded Subsidiaries; and

          (2) which has been designated as such by the Company by written notice to the Trustee; provided that the Company may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary whereupon it shall cease to be an Excluded Subsidiary.

         "Expiration Date" has the meaning ascribed to such term in Section
5.01 hereof.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "Global Note" means a Note in registered global form without interest coupons.

         "Global Note Legend" means the legend set forth in Exhibit G.


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         "Group" means the Company and its Subsidiaries and "member of the
Group" shall be construed accordingly.

         "Holder" or "Noteholder" means the registered holder of any Note.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume or guarantee or otherwise become liable for such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or in kind) nor the accretion of original issue discount shall be considered an "incurrence" of Indebtedness.

         "Indebtedness" means, with respect to the Company or any of its Subsidiaries at any date of determination (without duplication):

          (1) all Indebtedness for Borrowed Money (excluding any credit which is available but undrawn);

          (2) all obligations in respect of letters of credit (including reimbursement obligations with respect to letters of credit);

          (3) all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title to the property or the completion of such services, except trade payables;

          (4) all Capitalized Lease Obligations;

          (5) all indebtedness of other persons secured by a mortgage, charge, lien, pledge or other security interest on any asset of the Company or any of its Subsidiaries, whether or not such indebtedness is assumed; provided that the amount of such Indebtedness must be the lesser of: (a) the fair market value of such asset at such date of determination and (b) the amount of the secured indebtedness;

          (6) all indebtedness of other persons of the types specified in the preceding clauses (1) through (5), to the extent such indebtedness is guaranteed by the Company or any of its Subsidiaries; and

          (7) to the extent not otherwise included in this definition, net obligations under Currency, Interest Rate or Commodity Agreements.

         The amount of Indebtedness at any date will be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (1) through (7) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such

Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Indebtedness For Borrowed Money" means any indebtedness (whether being principal, premium, interest or other amounts) for:

          (1) money borrowed;

          (2) payment obligations under or in respect of any trade acceptance or trade acceptance credit; or

          (3) any notes, bonds, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placement, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash (including, without limitation, Permitted Debt);

provided, however, in each case, that such term will exclude:

          (a) any indebtedness relating to any accounts receivable securitizations;

          (b) any Indebtedness of the type permitted to be secured by Liens pursuant to clause (12) Section 4.05 hereof; and

          (c) any Preferred Securities which are issued and outstanding on the date of original issue of the Notes or any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any such existing Preferred Securities, for amounts not exceeding the principal amount or liquidation preference of the Preferred Securities so extended, renewed or replaced.

         "Indenture" means this indenture, as amended or supplemented from time to time.

         "Initial Additional Notes" means Additional Notes of any series issued in an offering not registered under the Securities Act and any Notes of that series issued in replacement thereof, but not including any Exchange Notes of that series issued in exchange therefor.

         "Initial Notes" means the 2008 Notes and the 2011 Notes issued on the Issue Date and any Notes of each series issued in replacement thereof, but not including any Exchange Notes of each series issued in exchange therefor.

         "Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.


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


         "Interest", in respect of the Notes of any series, unless the context otherwise requires, refers to interest and Additional Interest, if any on such series of Notes.

         "Interest Coverage Ratio" means, with respect to the Company on any Measurement Date, the ratio of:

          (1) the aggregate amount of Consolidated EBITDA of the Company for the four fiscal quarters for which financial information in respect of Consolidated EBITDA is available immediately prior to such Measurement Date to

          (2) the aggregate Consolidated Interest Expense during such four fiscal quarters.

         "Interest Payment Date" or "interest payment date" has the meaning ascribed to such term in the Notes.

         "Investments" in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of capital stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments exclude advances to customers and suppliers in the ordinary course of business.

         "IPL" means Indianapolis Power & Light Company, an Indiana corporation and Subsidiary of the Company.

         "Issue Date" means the date on which the Original Notes are originally issued under the Indenture.

         "Leverage Ratio" means the ratio of Consolidated Debt to Adjusted Total Capital, calculated on the basis of the most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries (provided that such balance sheet is as of a date not more than 60 days prior to a Measurement Date) prepared in accordance with GAAP.

         "Lien" means any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term "Lien" does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

         "Measurement Date" means the record date for any Distribution or the date of any loan, as the case may be.

         "Moody's" means Moody's Investors Service, Inc., and any of its subsidiaries or successors.

         "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

         "Notes" has the meaning assigned to such term in the Recitals.

         "Obligations" has the meaning specified in Section 11.01.

         "Offer to Purchase" has the meaning ascribed to such term in Section
5.01 hereof.

         "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

         "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

         "Offshore Global Note" means a Global Note representing Notes issued and sold pursuant to Regulation S.

         "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

         "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

         "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

         "Permanent Offshore Global Note" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

         "Permitted Debt" means Indebtedness for Borrowed Money issued in connection with a contract or contracts to purchase from the Company common stock of the Company, AES or any Affiliate of AES (which common stock was not held as an asset of the Company) for an aggregate amount equal to the aggregate principal amount of such Indebtedness for Borrowed Money.

         "Pledge Agreement" means the Pledge Agreement dated as of the date hereof, made by the Company in favor of Bank One, National Association, as Collateral Agent.

         "Pledged Stock" means all of the outstanding common stock of IPL and any proceeds therefrom pledged by the Company to the Collateral Agent for the benefit of the Holders of the Notes.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Securities" means, without duplication, any trust preferred or preferred securities or related debt or guaranties of the Company or any of its Subsidiaries.

         "Project Finance Debt" means:

          (1) any Indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset which is incurred by an Excluded Subsidiary; and

          (2) any Indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment of that Indebtedness other than:
     (a) recourse to such member of the Group for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset; and/or (b) recourse to such member of the Group for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by such member of the Group over such project or asset or the income, cash flow or other proceeds deriving from the project (or given by any shareholder or the like, or other investor in, the borrower or in the owner of such project or asset over its shares or the like in the capital of, or other investment in, the borrower or in the owner of such project or asset) to secure such Indebtedness, provided that the extent of such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement; and/or (c) recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, indemnity, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect of a payment obligation, or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

         "Purchase Date" has the meaning ascribed to such term in Section 5.01 hereof.

         "Rating" means, for each Rating Agency, the credit rating assigned to the Notes by such Rating Agency.

         "Rating Agency" means S&P and Moody's, and any of their respective subsidiaries or successors, or, in any case, if such person ceases to rate any series of notes for reasons outside the control of the Company, any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended) selected by the Company as a replacement Rating Agency.

         "Redemption Price" has the meaning assigned to such term in Section
3.01.

         "Register" has the meaning assigned to such term in Section 2.09.

         "Registrar" means a Person engaged to maintain the Register.

         "Registration Rights Agreement" means (i) the Registration Rights Agreement dated the date hereof between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the close of business on May 1 or November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Certificate" means a certificate substantially in the form of Exhibit D hereto.

         "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary (if any), treasurer, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers; and also means, with respect to a particular corporate trust mater, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Legend" means the legend set forth in Exhibit B.

         "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

         S&P means Standard & Poor's Ratings Group, and any of its subsidiaries or successors.

         "Securities Act" means the Securities Act of 1933.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

         "Significant Subsidiary" means, at any particular time, any Subsidiary of the Company whose gross assets or gross revenues (having regard to the Company's direct and/or indirect beneficial interest in the shares, or the like, of that Subsidiary) represent at least 25% of the consolidated gross assets or, as the case may be, consolidated gross revenues of the Company.

         "Subsidiary" means, with respect to any person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned, directly or indirectly, by (1) such person,
(2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person.

         "Surviving Person" has the meaning ascribed to such term in Section
5.01 hereof.

         "Temporary Offshore Global Note" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

         "Temporary Offshore Global Note Legend" means the legend set forth in Exhibit G.

         "Treasury Yield" means, with respect to any Notes of any series to be redeemed, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for such series of Notes, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to its Comparable Treasury Price.

         "Trustee" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

         "U.S. Government Obligations" means any:

          (1) security which is: (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of clause (a) or (b), is not callable or redeemable at the option of the issuer of the obligation, and

          (2) depositary receipt issued by a bank (as defined in the Securities
     Act) as custodian with respect to any security specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

         Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

          (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

          (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

          (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

          (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines; and

          (6) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meaning assigned to them therein to the extent applicable.


                                   ARTICLE 2
                                   THE NOTES

         Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee's certificate of authentication related thereto will be substantially in the form attached as Exhibit A1 with respect to the 2008 Notes and Exhibit A2 with respect to the 2011 Notes. The terms and provisions contained in the form of each series of Notes annexed as Exhibits A1 and A2 constitute, and are hereby expressly made, a part of the Indenture. Each series of Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. Each series of Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

         (b) (1) Except as otherwise provided in paragraph (c), Section 2.10
(b)(3) or (c), or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

         (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

         (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

         (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

         (5) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

         (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a
Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

         (2) after an Initial Note or any Initial Additional Note is

               (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or

               (y) validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer,

the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

         (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

         Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

         (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

          (i) 2008 Notes for original issue in the aggregate principal amount not to exceed $375,000,000, and 2011 Notes for original issue in the aggregate principal amount not to exceed $375,000,000,

          (ii) Initial Additional Notes of any series from time to time for original issue in aggregate principal amounts specified by the Company, and

          (iii) Exchange Notes of any series from time to time for issue in exchange for a like principal amount of the applicable series of Initial Notes or Initial Additional Notes after the following conditions have been met:

               (1) Receipt by the Trustee of an Officers' Certificate specifying

                    (A) the amount and series of Notes to be authenticated and the date on which such Notes are to be authenticated,

                    (B) whether such Notes are to be Initial Notes or,
               Additional Notes or Exchange Notes,

                    (C) in the case of Initial Additional Notes, that the
               issuance of such Notes does not contravene any provision of
               Article 4, and

                    (D) other information the Company may determine to include or the Trustee may reasonably request.

               (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

               (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

         Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or

(except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

          (1) Notes cancelled by the Trustee or delivered to it for cancellation;

          (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

          (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series and of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers for each series of Notes, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

         Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4), the Notes will be issued in global form only. The Company shall cause the Trustee to maintain a register (the "Register") of each series of Notes, for registering the record ownership of Notes by the Holders thereof and transfers and exchanges of each series of Notes.

         (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

         (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

         (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

         (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in each Global Note for one or more Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon each Global Note will be deemed canceled. If a Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If a Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

         (c) Each Certificated Note issued pursuant to subsection (b)(4) will be registered in the name of the holder thereof or its nominee.

         (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of the same series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

          (x) no transfer or exchange will be effective until it is registered in such register and

          (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name any Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

         (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note of the same series, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (2) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note of the same series, the Trustee will (x) cancel the Certificated Note being transferred or exchanged,
(y) deliver one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note of the same series, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

         (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

         A                                    B                            C
U.S. Global Note                     U.S. Global Note                     (1)
U.S. Global Note                     Offshore Global Note                 (2)
Certificated Note                    Certificated Note                    (3)
Offshore Global Note                 U.S. Global Note                     (4)
Offshore Global Note                 Offshore Global Note                 (1)

          (1) No certification is required.

          (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate.

          (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

          (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

         (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

          (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

          (2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

          (3) Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

         (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

         Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

         (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and
(y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

         (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

         (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

                                   ARTICLE 3
                              OPTIONAL REDEMPTION

         Section 3.01. Optional Redemption. (a) Each series of Notes are subject to redemption upon not less than 30 nor more than 60 days notice mailed to each holder of Notes to be redeemed at its address appearing in the Register, at any time prior to maturity as a whole or in part, at the election of the Company at a price (the "Redemption Price") equal to the greater of:

          (1) 100% of the principal amount of the series of Notes being redeemed; or

          (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the series of Notes being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points;

plus, for (1) or (2) above, whichever is applicable, accrued interest on such notes to the date of redemption.

         (b) Under the procedures set forth above, the Redemption Price payable upon the optional redemption at any time of any Notes called for redemption shall be determined by calculating the present value at that time of each remaining payment of principal of or interest on such Notes and then totaling those present values. If the sum of those present values is equal to or less than 100% of the principal amount of the Notes called for redemption, the Redemption Price of such Notes shall be 100% of its principal amount (redemption at par). If the sum of the present values is greater than 100% of the principal amount of the Notes called for redemption, the Redemption Price of such Notes shall be that greater amount (redemption at a premium). In no event may any Notes be redeemed optionally at less than 100% of their principal amount.

         Section 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem Notes of any series, it must notify the Trustee of the redemption date, the series and principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes of any series are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes of such series to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes of such series or portions of Notes of such series to be called for redemption. Notice of redemption must be sent by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose

Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

         (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

          (1) the redemption date;

          (2) the Redemption Price, including the portion thereof representing any accrued interest;

          (3) the place or places where Notes are to be surrendered for redemption;

          (4) Notes called for redemption must be so surrendered in order to collect the Redemption Price;

          (5) on the redemption date the Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

          (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes of such series equal in principal amount to the unredeemed portion will be issued; and

          (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note of such series equal in principal amount to the unredeemed portion of the surrendered Note.

         Section 3.03. Sinking Fund. No sinking fund is provided for the Notes.

                                   ARTICLE 4
                                   COVENANTS

         Section 4.01. Payment of Notes. (a) The Company agrees to pay the principal of premium, if any, and interest on each series of Notes on the dates and in the manner provided in each series of Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on any Notes, or any redemption or purchase price of the Notes of any series, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

         (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

         Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the office of the Trustee located at 55 Water Street, First Floor, New York, New York 10041 as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 4.03. Limitation on Distributions and Intercompany Loans. The Company shall only and shall only permit any of its Subsidiaries to (1) declare, recommend, make or pay any Distribution to any of the Company's stockholders and (2) make any intercompany loan to AES or any of AES's affiliates (other than the Company or any of the Company's direct or indirect Subsidiaries) if there exists no Event of Default and no such Event of Default will result from the making of such Distribution or intercompany loan and either:

               (A) at the time and as a result of such Distribution or intercompany loan, the Company's Leverage Ratio does not exceed .67:1, and the Company's Interest Coverage Ratio is not less than 2.5:1; or

               (B) if it is not in compliance with the foregoing ratios, at the time and as a result of such Distribution or intercompany loan its senior long term debt rating is at least BBB- (or its then equivalent) with S&P and Baa3 (or its then equivalent) with Moody's.

         Prior to making any Distribution or intercompany loan described above, the Company Board of Directors (including the independent director) shall confirm by a Board Resolution that such Distribution or intercompany loan complies with this Section 4.03, provided that, in the case of a Distribution or intercompany loan to be made under the circumstances described in clause (A) above, the Company Board of Directors shall first have obtained a compliance certificate from an Officer of the Company that, at the time and after giving effect to such Distribution or intercompany loan, the Company is in compliance with the Leverage Ratio and the Interest Coverage Ratio set forth in clause
(A). The foregoing board approval shall not be required in the case of intercompany loans, however, if the aggregate amount of intercompany loans outstanding at any one time does not exceed $20 million.

         Section 4.04. Limitations on Indebtedness. The Company shall not incur any Indebtedness other than:

         (a) as part of the Company's permitted businesses and activities described under Section 4.06;

         (b) Indebtedness outstanding on the Issue Date under the Company's agreements then in existence and extensions of such Indebtedness;

         (c) other Indebtedness (including Permitted Debt) incurred subsequent to receipt of written confirmation from the Rating Agencies that at the time and as a result of such incurrence its senior long term debt rating is at least
BBB- (or its then equivalent) with S&P and Baa3 (or its then equivalent) with Moody's; and

         (d) Indebtedness incurred for the purpose of refinancing outstanding Indebtedness.

         Section 4.05. Limitations on Liens. (i) Liens on the IPL Stock. The Company may not secure any Indebtedness of any Person (other than the Company) by a Lien upon any common stock of IPL.

         (ii) Liens on Property or Assets other than the IPL Stock. Neither the Company nor any Significant Subsidiary shall issue, assume or guarantee any Indebtedness secured by a Lien upon any property or assets (other than any capital stock of IPL or cash or cash equivalents) of the Company or such Significant Subsidiary, as applicable, without effectively providing that the outstanding Notes (together with, if the Company so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Notes) will be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness is so secured. The foregoing limitation on Liens of this clause (ii) will not, however, apply to:

          (1) Liens in existence on the Issue Date;

          (2) any Lien created or arising over any property which is acquired, constructed or created by the Company or any of its Significant Subsidiaries, but only if:

               (a) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation to that property or a guarantee given in respect of that property;

               (b) such Lien is created or arises on or before 180 days after the completion of such acquisition, construction or creation; and (c) such Lien is confined solely to the property so acquired, constructed or created;

          (3) (a) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company and/or a Significant Subsidiary or in connection with the issuance of letters of credit for the benefit of the Company and/or a Significant Subsidiary;

          (b) any Lien on accounts receivable securing Indebtedness of the Company and/or a Significant Subsidiary incurred in connection with the financing of such accounts receivable;

          (c) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (x) any mechanics', materialmen's, carriers', workmen's, vendors' and other like Liens and (y) any Liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security;

          (d) any Lien upon specific items of inventory or other goods of the Company and/or a Significant Subsidiary and the proceeds thereof securing obligations of the Company and/or a Significant Subsidiary in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (e) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds, letters of credit not securing borrowings and other obligations of like nature incurred in the ordinary course of business;

          (f) any Lien created by the Company or a Significant Subsidiary under or in connection with or arising out of a Currency, Interest Rate or Commodity Agreement or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity or natural gas distribution industry, including a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of Currency, Interest Rate or Commodity Agreements;

          (g) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and

          (h) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

         (4) Liens in favor of the Company or a Subsidiary of the Company;

         (5) (a) Liens on any property or assets acquired from an entity which is merged with or into the Company or a Significant Subsidiary or any Liens on the property or assets of any entity existing at the time such entity becomes a Subsidiary of the Company and, in either case, is not created in anticipation of the transaction, unless the Lien was created to secure or provide for the payment of any part of the purchase price of that entity;

          (b) any Lien on any property or assets existing at the time of its acquisition and which is not created in anticipation of such acquisition, unless the Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets; and

          (c) any Lien created or outstanding on or over any asset of any entity which becomes a Significant Subsidiary on or after the date of the issuance of the notes, where the Lien is created prior to the date on which that entity becomes a Significant Subsidiary;

          (6) (a) Liens required by any contract, statute or regulation in order to permit the Company or a Significant Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any governmental department, agency or instrumentality, or to secure partial, progress, advance or any other payments by the Company or a Significant Subsidiary to such governmental unit under the provisions of any contract, statute or regulation;

          (b) any Lien securing industrial revenue, development, pollution control, solid waste disposal or similar bonds issued by or for the benefit of the Company or a Significant Subsidiary, provided that such industrial revenue, development, pollution control or similar bonds do not provide recourse generally to the Company and/or such Significant Subsidiary; and

          (c) any Lien securing taxes or assessments or other applicable governmental charges or levies;

          (7) any Lien which arises under any order of attachment, restraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising under such legal process is effectively stayed and the claims secured by that Lien are being contested in good faith and, if appropriate, by appropriate legal proceedings, and any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

          (8) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets);

          (9) any Lien created in connection with Project Finance Debt;

          (10) any Lien created by IPL or its subsidiaries securing Indebtedness of IPL or its subsidiaries;

          (11) any Lien created in connection with the securitization of some or all of the assets of IPL and the associated issuance of Indebtedness as authorized by applicable state or federal law in connection with the restructuring of jurisdictional electric or gas businesses; and

          (12) any Lien on stock created in connection with a mandatorily convertible or exchangeable stock or debt financing, provided that any such financing may not be secured by or otherwise involve the creation of a Lien on any capital stock of IPL or any successor entity to IPL.

         Notwithstanding the foregoing restriction on Liens on property or assets other than capital stock of IPL, the Company and its Significant Subsidiaries may create Liens over any of such of their respective properties or assets so long as the aggregate amount of Indebtedness secured by all such Liens (excluding therefrom the amount of Indebtedness secured by Liens set forth in clauses (1) through (12), inclusive, above) does not exceed 10% of Consolidated Net Tangible Assets in the aggregate calculated as of the date of creation of such Liens (based upon the Consolidated Net Tangible Assets appearing on the most recently available balance sheet for the most recently concluded calendar quarter).

         Section 4.06. Limitation on Business Activities. The Company shall, and must cause its Significant Subsidiaries to, engage only in:

         (a) those types of business and other activities in which the Company or any of its direct or indirect subsidiaries or controlled partnerships or joint ventures are engaged on the Issue Date (including, without limitation, any geographic or other expansion of such business or activities); and

         (b) any other business or activity which is deemed necessary, useful or desirable in connection with such existing businesses and activities or any such permitted additional geographic or other expansions of such businesses and activities.

         Section 4.07. Noteholders' Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of each series of Notes pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Notes, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

         Section 4.08. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act. The Company shall also notify the Trustee of any Default or Event of Default under this Indenture, provided, however, that a failure by the Company to deliver such notice shall not constitute a Default or an Event of Default under this Indenture, if the Company has remedied such Default within any applicable grace period.

          Section 4.09. Reports by the Company. (a) Notwithstanding that the Company may not be required to be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, from and after the date of effectiveness of any registration statement required to be filed by the Company pursuant to the Registration Rights Agreement, the Company shall file with the Commission or cause to be filed with the Commission and provide copies to the Trustee with the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is (or would be if it were still so subject) required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

         (b) Prior to the date on which the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will provide, without charge, upon the written request of (x) a Holder of any Notes or (y) a prospective Holder of any of the Notes who is a "qualified institutional buyer" within the meaning of Rule 144A and is designated by an existing Holder of any of the Notes (in each case, with a copy to the Trustee), with the information with respect to the Company required to be delivered under Rule 144A(d)(4) under the Securities Act to enable resales of the Notes to be made pursuant to Rule 144A. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusive on Officers' Certificates).

                                   ARTICLE 5
                    CONSOLIDATION, MERGER OR SALE OF ASSETS

         Section 5.01. Limitations on Consolidation, Merger, Conveyance, Sale or Lease. The Company shall not (i)(a) consolidate with or merge with or into any other Person, or permit any Person to merge into or consolidate with the Company, or convey, transfer or lease its consolidated properties and assets substantially as an entirety (in one transaction or in a series of related transactions), (b) convey, transfer or lease its consolidated electric transmission and distribution assets and operations substantially as an entirety (in one transaction or in a series of related transactions), or (c) convey, transfer or lease all or substantially all of its consolidated electric generation assets and operations (in one transaction or a series of transactions), to any Person or (ii) permit any of its Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of (x) the Company's consolidated properties and assets substantially as an entirety, (y) the Company's consolidated electric transmission and distribution assets and operations substantially as an entirety or (z) all or substantially all of the Company's consolidated electric generation assets and operations unless, in each case:

          (A) either (1) the Company will be the surviving entity, or (2) the surviving entity, if other than the Company, formed by such consolidation or into which the Company is merged or that acquired or leased such property or assets (the "Surviving Person") shall be an entity organized under the laws of the United States of America, one of its States or the District of Columbia and expressly assumes by supplemental indenture the Company's obligations under the Notes and the Indenture, provided, however, that in the event following a conveyance, transfer or lease of the Company's consolidated properties and assets substantially as an entirety or a conveyance, transfer or lease of all or substantially all of the Company's consolidated electric generation assets and operations, the Company continues to own, directly or indirectly, its consolidated electric transmission and distribution assets and operations that it held immediately preceding such conveyance, transfer or lease substantially as an entirety, the Notes and the Indenture shall remain the obligations of the Company and shall not be assumed by the Surviving Person;

          (B) immediately after giving effect to that transaction, (1) no Event of Default shall have occurred and be continuing and (2) either (a) the Company obtains written confirmation from the Rating Agencies that its senior long term debt rating is at least BBB- (or its then equivalent) with S&P and Baa3 (or its then equivalent) with Moody's or (b) the Company or the Surviving Person, as the case may be, not later than 30 days following the consummation of such consolidation, merger, conveyance, transfer or lease, makes an Offer to Purchase all outstanding Notes at a purchase price equal to 100% of the principal amount plus accrued interest to the date of purchase and thereafter consummates the purchase of all Notes validly tendered in such Offer to Purchase; and

          (C) and the Company shall have delivered to the Trustee (i) an Opinion of Counsel and an Officer's Certificate stating that such consolidation, merger, transfer or lease and such supplemental indenture (if any) complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Surviving Person enforceable against such entity in accordance with its terms, subject to customary exceptions.

         "Offer to Purchase" means an offer to purchase the Notes by the Company or the Surviving Person, as the case may be, from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the offer is being made pursuant to Section 5.01 of the Indenture and that all Notes validly tendered will be accepted for payment; (ii) the purchase price and an expiration date (the "Expiration Date") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and a settlement date for purchase (the "Purchase Date") which shall be no later than five Business Days after the Expiration Date; (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Purchase Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Expiration Date;
(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Expiration Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and (viii) information concerning the business of the Company and its Subsidiaries or the Surviving Person and its Subsidiaries, as the case may be, which the Company or the Surviving Person in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase. On the Purchase Date, the Company shall (i) accept for payment all Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted plus accrued and unpaid interest thereon to the Purchase Date; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note of the same series equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company or the Surviving Person, as the case may be, shall publicly announce the results of an Offer to Purchase as soon as practicable after the Purchase Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company or the Surviving Person shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         Section 5.02. Successor Substituted. Except as otherwise provided in the provisoto Section 5.01(A) upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the Surviving Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein.


                                   ARTICLE 6
                              DEFAULT AND REMEDIES

         Section 6.01. Events of Default. An "Event of Default" occurs with respect to each series of Notes if:

          (1) the Company defaults in the payment of the principal of, or any premium on, any Note of that series when the same becomes due and payable at maturity, upon acceleration, redemption or required purchase or otherwise;

          (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note of that series when the same becomes due and payable, and the default continues for a period of 30 days;

          (3) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes of that series and the default or breach continues for a period of 30 consecutive days after written notice specifying the default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of that series;

          (4) a default occurs in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed, issued by the Company, or in the payment of principal under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Borrowed Money, of the Company or any Significant Subsidiary if such Indebtedness for Borrowed Money is not Project Finance Debt and provides for recourse generally to the Company or any Significant Subsidiary, which default for payment of principal is in an aggregate principal amount exceeding $25 million when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended (until such time as such payment default is remedied, cured or waived);

          (5) a court having jurisdiction enters a decree or order for: (i) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries; or (iii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries; and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (6) the Company or any of its Significant Subsidiaries: (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (iii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries; or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (5) or (6) a "bankruptcy default"); or

          (7) the Trustee, as Collateral Agent, fails to have a perfected security interest in the Pledged Stock of IPL for a period of 10 days.

         Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs with respect to any series of Notes and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of that Series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the outstanding Notes of that series to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) The Holders of a majority in principal amount of an outstanding series of Notes by written notice to the Company and to the Trustee may waive all past defaults with respect to that series of Notes and rescind and annul a declaration of acceleration with respect to that series of Notes and its consequences if

          (1) all existing Events of Default applicable to the Notes of that series, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of that series that have become due solely by the declaration of acceleration, have been cured or waived, and

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Section 6.03. Other Remedies. If an Event of Default with respect to any series of Notes occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of that series or does not produce any of them in the proceeding. When the Trustee incurs expenses or renders services after the occurrence of an act of bankruptcy with respect to the Company, the expenses and the compensation for such services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

         Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of an outstanding series of Notes may, by notice to the Trustee, waive an existing

Default with respect to that series of Notes and its consequences. Upon such waiver, the Default with respect to that series of Notes will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of an outstanding series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of any series of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of any series.

         Section 6.06. Limitation on Suits. A Holder of the Notes of any series may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes of that series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes of that series, unless:

          (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of that series;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes of that series have made written request to a Responsible Officer of the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series have not given the Trustee a direction that is inconsistent with such written request.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of, premium, if any, or interest on its Note on or after the stated maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in clause (1) or
(2) of Section 6.01 occurs and is continuing with respect to Notes of any series, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes of that series, together with interest on overdue principal and, to the lawful, overdue installments of interest, in each case at the rate specified in the Notes of that series, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

          Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due hereunder;

                  Second: to Holders of any series of Notes in respect of
               which moneys have been collected for amounts then due and unpaid for principal of, premium, if any, and interest on such Notes, ratably, without preference or priority of any kind of any Note over any other Note

               (whether of the same series or not), according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

                  Third:  to the Company or as a court of competent
               jurisdiction may direct.

         The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

         Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of such series.

         Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

         Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7
                                  THE TRUSTEE

         Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

          (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section
     10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of any series of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of any series of Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

          (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

         Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

          (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

         Section 7.05. Notice of Default. If any Default with respect to the Notes of any series occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder of such series within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of the Notes of such series. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2002, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

         Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

          (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal, premium, if any, of, and interest on particular Notes.

         Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

         (2) The Holders of a majority in principal amount of all then outstanding Notes of all series (voting as a single class) may remove the Trustee by written notice to the Trustee.

         (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         (5) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of all then outstanding Notes of all series (voting as a single class) may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of all then outstanding

Notes of all series (voting as a single class) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

         (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

         (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

         Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.


                                   ARTICLE 8
                            DEFEASANCE AND DISCHARGE

         Section 8.01. Satisfaction and Discharge of Indenture. If at any time
(a) the Company shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Notes of any series outstanding hereunder (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes of any series theretofore authenticated (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.04) or (c) (i) all the Notes of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.05) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption all Notes of such series (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.04) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes of such series, then this Indenture shall cease to be of further effect with respect to the Notes of such series (except as to (i) rights of registration of transfer and exchange of securities of such, and the Company's right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of such series of Notes to receive payments of principal, and premium, if any, thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders of such series of Notes to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Holders of such series of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of Holders of such series of Notes to receive amounts in respect of principal of, premium, if any, and interest on the Notes of such series held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes of such series are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

         Section 8.02. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes of any series, on the 123rd day after the deposit referred to in clause (A) hereof has been made with respect to such series Notes, and the provisions of this Indenture shall no longer be in effect with respect to the Notes of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes of such series, (c) rights of holders to receive payments of principal thereof, premium, if any, of such series and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (A) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Sections 7.08 and 7.10) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the applicable series of Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Notes of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Notes of such series and the Indenture with respect to the Notes of such series;

          (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default with respect to such series of Notes, or event that after the giving of notice or lapse of time or both would become an Event of Default with respect to such series of Notes, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

          (D) if at such time the Notes of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes of such series will not be delisted as a result of such deposit, defeasance and discharge.

         If the Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of all of the Notes pursuant to this
Section 8.02 and all amounts outstanding to the Trustee hereunder or the Collateral Agent under the Pledge Agreement shall have been paid in full, then the Company shall be released of its obligations under the Pledge Agreement and the Collateral shall be released from the security interest granted in favor of the Collateral Agent thereunder.

         Section 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant in Article 4 or
Section 5.01 and clauses (3), (4) and (7) of Section 6.01 and Article XI shall be deemed not to be an Event of Default, in each case, with respect to any series of Notes, if

          (A) with reference to this Section 8.03, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.08) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the applicable series of Notes, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Notes of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes of such series and the Indenture with respect to the Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Notes of such series and the Indenture with respect to the Notes of such series;

          (B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of the applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default which respect to such series of Notes, or event that after the giving of notice or lapse of time or both would become an Event of Default which respect to such series of Notes, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

          (D) if at such time the Notes of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Notes will not be delisted as a result of such deposit, defeasance and discharge.

         If the Company shall have satisfied each of the conditions set forth above in this Section 8.03 and all amounts outstanding to the Trustee hereunder or the Collateral Agent under the Pledge Agreement shall have been paid in full, then the Company shall be released of its obligations under the Pledge Agreement and the Collateral shall be released from the security interest granted in favor of the Collateral Agent thereunder.

         Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the applicable series of Notes in accordance with such Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the applicable series of Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder of the applicable series of Notes entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders of the applicable series of Notes entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the applicable series of Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest on any series of Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder

          (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

          (2) to comply with Section 5.01;

          (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (6) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

          (7) to provide for or confirm the issuance of Additional Notes; or

          (8) to make any other change that does not materially and adversely affect the rights of any Holder.

         Section 9.02. Amendments with Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture with respect to the Notes of any series and the Notes of such series with the written consent of the Holders of a majority in principal amount of the outstanding Notes of such series, and the Holders of a majority in principal amount of the outstanding Notes of any series by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture with respect to the Notes of such series or the Notes of such series.

          (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder of Notes of any series affected, an amendment or waiver may not

          (1) reduce the principal amount of or change the stated maturity of any installment of principal of any Note of that series,

          (2) reduce the rate of or change the stated maturity of any interest payment on any Note of that series,

          (3) reduce the amount payable upon the redemption or any required repurchase of any Note of that series or change the times at which any Note of that series may be redeemed or repurchased or, once notice of redemption or an Offer to Purchase has been given, the time at which it must thereupon be redeemed or repurchased,

          (4) make any Note of that series payable in money other than that stated in such Note,

          (5) impair the right of any Holder of Notes of that series to receive any principal payment, premium payment, if any, or interest payment on such Holder's Notes, on or after the stated maturity thereof, or to institute suit for the enforcement of any such payment,

          (6) make any change in the percentage of the principal amount of the Notes of that series required for amendments or waivers, or

          (7) modify or change any provision of the Indenture affecting the ranking of the Notes of that series in a manner adverse to the Holders of the Notes of that series.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes of the series affected. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of Notes of the series affected unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

         (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         Section 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under the Indenture.

         Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture with respect to any series of Notes or the Notes of that series unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes of that series that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.


                                  ARTICLE 10
                                 MISCELLANEOUS

         Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         Section 10.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

         (2) The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes of any series, which will be binding on all the Holders of Notes of that series.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders of Notes of any series entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default with respect to that series of Notes, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of such Event of Default. If a record date is fixed with respect to the Notes of any series, those Persons that were Holders of Notes of that series at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders of Notes of that series after the record date. No act will be valid or effective for more than 90 days after the record date.

         Section 10.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

         if to the Company:

                  IPALCO Enterprises, Inc.
                  One Monument Circle
                  Indianapolis, Indiana 46204
                  Fax:  (317) 261-8288

         if to the Trustee:

                  Bank One, National Association
                  111 Monument Circle
                  Indianapolis, Indiana 46204
                  Fax:  (317) 321-3864

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

         Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

          (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Section 10.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         Section 10.07. Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         Section 10.09. Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

         Section 10.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 10.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         Section 10.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


                                  ARTICLE 11
                            SECURITY AND COLLATERAL

         Section 11.01. Pledge Agreement. The full and punctual payment when due and the full and punctual performance of all of the obligations of the Company under the Notes and this Indenture to the Holders and the Trustee, according to the provisions of this Indenture or the Notes (the "Obligations"), shall be secured, as provided in the Pledge Agreement. Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral
Agent pursuant to the Pledge Agreement, and shall cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent that the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any parts thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes, secured hereby, according to the intent and purposes herein expressed. The Company shall cause to be taken any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company, hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and Holders and other Secured Parties (as defined in the Pledge Agreement), if any, and subject to no other Liens other than Liens permitted by Section 4.05(i) hereof.

         Section 11.02. Recording and Opinions. The Company shall comply with the provisions of Section 314(b) of the Trust Indenture Act, including the delivery to the Trustee of any opinions relating to the perfection of the security interest in the Collateral created by the Pledge Agreement, to the extent required thereby.

         Section 11.03. Release of Collateral. (a) Subject to subsections (b),
(c) and (d) of this Section 11.03 and the terms of the Pledge Agreement, Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement. In addition, subject to the terms of the Pledge Agreement, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and (at the sole cost and expense of the Company) the Collateral Agent shall release the Collateral that is sold, conveyed or disposed of in compliance with the provisions of the Pledge Agreement and this Indenture. Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement, as prepared by the Company.

         (b) No Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate required by this Section 11.03.

         (c) At any time when a Default or Event of Default with respect to the Notes of any series shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Notes.

         (d) The release of any Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company in a manner consistent with the requirements of the TIA.

         Section 11.04. Certificates of the Company. The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Pledge Agreement, (i) all documents required by TIA
Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         Section 11.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 11.03 and 11.04 hereof and the Trustee has received, all documentation required by TIA Section 314(d) in connection with such release, and the Opinion of Counsel delivered pursuant to Section 11.04, the Trustee shall deliver a certificate to the Collateral Agent setting forth that it has received all such documentation.

         Section 11.06. Authorization of Actions to be Taken by the Collateral Agent Under the Pledge Agreement. Subject to the provisions of Sections 7.01 and 7.02 hereof and the Pledge Agreement, the Trustee may, with the consent of the Holders of a majority in principal amount of the Notes of all series, voting as a single class, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

         Section 11.07. Authorization of Receipt of Refunds by the Trustee Under the Pledge Agreement. The Trustee is authorized to receive any funds distributed under the Pledge Agreement for the benefit of all Holders, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

         Section 11.08. Termination of Security Interest. Upon the payment in full of all Obligations of the Company, under this Indenture and the Notes, or upon defeasance or covenant defeasance pursuant to Sections 8.01, 8.02 or 8.03 hereof, respectively, the Trustee shall, upon receipt of an Officer's Certificate, deliver a certificate to the Collateral Agent to such effect, and, subject to the terms of the Pledge Agreement, instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                            IPALCO ENTERPRISES, INC.
                                            as Issuer



                                            By:  /s/ William H. Henley
                                               --------------------------------
                                                Name:  William H. Henley
                                                Title: President


                                            BANK ONE, NATIONAL ASSOCIATION
                                            as Trustee



                                            By: /s/ Jason Fry
                                               --------------------------------
                                               Name:  Jason Fry
                                               Title: Authorized Officer

                                                                    EXHIBIT A-1


                                 [FACE OF NOTE]

                            IPALCO Enterprises, Inc.

                      7.375% Senior Secured Note Due 2008

                                                   [CUSIP]  [144A]:  462613 AA8
                                                 [ISIN]  [144A]: US 462613 AA82

                                                   [CUSIP]  [Reg S]:  U4607XAA1
                                                 [ISIN]  [Reg S]:  USU4607XAA10

                                             [CUSIP]  [Registered]:  462613 AB6
                                           [ISIN]  [Registered]:  US462613 AB65


No.                                                                $375,000,000

         IPALCO Enterprises, Inc., an Indiana corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 14, 2008.

         Initial Interest Rate: 7.375% per annum (subject to adjustment as provided herein).

         Interest Payment Dates:  May 15 and November 15, commencing
 May 15, 2002.

         Regular Record Dates:  May 1 and November 1.

         Reference is hereby make to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.


                                     A-1-1

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  November 14, 2001                    IPALCO ENTERPRISES, INC.




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                     A-1-2

               (Form of Trustee's Certificate of Authentication)

This is one of the 7.375% Senior Secured Notes Due 2008 described in the Indenture referred to in this Note.



                                    Bank One, National Association, as Trustee




                                    By:
                                         --------------------------------------
                                          Authorized Signatory


                                     A-1-3

                             [REVERSE SIDE OF NOTE]

                            IPALCO Enterprises, Inc.

                      7.375% Senior Secured Note Due 2008

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on November 14, 2008.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, and at maturity at the rate of 7.375% per annum subject to adjustment as provided below.

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2002.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 14, 2001, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 210 days after the Issue Date (the "Effectiveness Deadline"), the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to the earlier to occur of 30 Business Days after the date of effectiveness of the Exchange Offer Registration Statement or 30 days after the Effectiveness Deadline, the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer is consummated. The interest rate on this Note will not increase by more than 0.50% per annum pursuant to the provisions of this paragraph notwithstanding the Company's failure to meet more than one of these requirements.

         The annual interest rate payable on this Note will be subject to adjustment from time to time if either Moody's Investment Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), or both, downgrades the Rating (as defined in the Indenture described below) ascribed to the Notes (as defined in the Indenture) as follows:

         (a) If the Rating ascribed to the Notes from Moody's is decreased below Baa3, the annual interest rate on this Note will increase by 0.50%.


                                     A-1-4

         (b)      In addition,

                  (i) (x) if during the first 90 days following November 14, 2001 (the "Issue Date") the Rating ascribed to the Notes from S&P is decreased below BBB-, then the annual interest rate on this Note will increase by 1.00% and (y) if during the first 90 days following the Issue Date the Rating ascribed to the Notes from S&P is decreased below BBB-, and if the Rating from S&P is decreased below BB+ whether during such 90 day period or thereafter, then the annual interest rate on this Note will increase by an additional 0.50%, or

                  (ii) if (1) there was no increase in the annual interest rate on this Note as a result of clause (b)(i) above during the first 90 days following the Issue Date and (2) the Rating ascribed to the Notes from S&P is decreased below BBB-, then the annual interest rate on this Note will increase by 0.50%.

Each adjustment to the annual interest rate of this Note required by any decrease in a Rating described in clause (a) or (b) above, whether occasioned by the action of Moody's or S&P, or both, shall be made independent of any and all other adjustments. If Moody's or S&P subsequently increases its Rating ascribed to the Notes to any of the thresholds set forth under clause (a),
(b)(i)(y) or (b)(ii) above or higher, the annual interest rate on this Note will be readjusted downwards by the percentage set forth in such clause. If the annual interest rate on this Note is increased as a result of clause (b)(i)(x) above, the annual interest rate on this Note will not be adjusted downwards by the percentage set forth in such clause even if S&P subsequently increases the Rating ascribed to the Notes to BBB- or above. If the annual interest rate on this Note is increased as a result of clauses (a) and (b)(i) above, the total increase in the annual interest rate on this Note pursuant to these interest rate adjustment provisions shall not exceed 2.00%, or if the annual interest rate on this Note is increased as a result of clauses (a) and (b)(ii) above, the total increase in the annual interest rate on this Note pursuant to these interest rate adjustment provisions shall not exceed 1.00%. In no event shall the interest rate for this Note be reduced to below the annual interest rate set forth on the face of this Note. Any interest rate increase or decrease, as described in this paragraph, will take effect from the first day of the first interest period following the interest period during which a Ratings change requires an adjustment in the annual interest rate. The Company will notify the Trustee of any change in a Rating ascribed to the Notes by either Moody's or S&P which requires an increase or decrease in the annual interest rate on this Note.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]1 (or, if there is no existing default in the payment of interest and if this Note

---------
1    Include only for Exchange Note.


                                     A-1-5
is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 7.375%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indenture.

         This is one of the Series of Notes designated as "7.375% Senior Secured Notes due 2008" (the "2008 Notes") issued under an Indenture dated as of November 14, 2001 (as amended from time to time, the "Indenture"), between the Company and Bank One, National Association, as Trustee. Another series of Notes designated as "7.625% Senior Secured Notes due 2011" (the "2011 Notes") have also been issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are general unsubordinated obligations of the Company. The Notes are secured by a pledge by the Company of all of the outstanding common stock of the Company's principal subsidiary, Indianapolis Power & Light Company, pursuant to a Pledge Agreement dated November 14, 2001 between the Company and Bank One, National Association, as Collateral Agent. The Indenture limits the original aggregate principal amount of the 2008 Notes to $375,000,000, and the original aggregate principal amount of the 2011 Notes to $375,000,000, but Additional Notes of any series may be issued pursuant to the Indenture, and the originally issued Notes of each series and all such Additional Notes of such series will be considered the same series of Notes. Depending on the circumstances, the Indenture provides that each series of Notes shall vote as a separate class or that both series of Notes will vote together as a single class.

3.       Redemption; Discharge Prior to Redemption or Maturity.


                                     A-1-6

         This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes of any series to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture with respect to such series of Notes and such Notes or may be discharged from certain of its obligations under certain provisions of the Indenture with respect to such series of Notes.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, with respect to any series of Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of that series may declare all the Notes of that series to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders of any series of Notes may not enforce the Indenture or the Notes of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or any series of Notes. Subject to certain limitations, Holders of a majority in principal amount of any series of Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture with respect to any series of Notes and such Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of that series. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to, among other things, cure any ambiguity, defect or inconsistency.

7.       Authentication.


                                     A-1-7

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.


                                     A-1-8

                           [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   Please print or typewrite name and address including zip code of assignee


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  the within Note and all rights thereunder, hereby irrevocably constituting and appointing


attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                                     A-1-9

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to November 14, 2003, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                   Check One

|_| (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

|_| (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

                                       or

|_| (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:____________________
                                                     ___________________________
                                                     Seller

                                                     By_________________________


                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


                                    A-1-10

Signature Guarantee:2 ______________________________________



                      By____________________________________
                      To be executed by an executive officer


---------
2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to an Offer to Purchase pursuant to Section 5.01 of the Indenture, check the Box: |_|

         If you wish to have a portion of this Note purchased by the Company pursuant to an Offer to Purchase pursuant to Section 5.01 of the Indenture, state the amount (in principal amount): $________________.

Date:________________

Your Signature:________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:3 ___________________________


---------
3 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-1-12

                        SCHEDULE OF EXCHANGES OF NOTES4

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:


                       Amount of          Amount of       Principal amount
                      decrease in        increase in       of this Global
                    principal amount   principal amount    Note following       Signature of
                     of this Global     of this Global    such decrease (or      authorized
Date of Exchange          Note               Note             increase)      officer of Trustee
----------------    ----------------   ----------------   -----------------  ------------------






---------
4    For Global Notes


                                    A-1-13

                                                                    EXHIBIT A-2


                                 [FACE OF NOTE]

                            IPALCO Enterprises, Inc.

                      7.625% Senior Secured Note Due 2011

                                                   [CUSIP]  [144A]:  462613 AC4
                                                 [ISIN]  [144A]: US 462613 AC49

                                                   [CUSIP]  [Reg S]:  U4607XAB9
                                                 [ISIN]  [Reg S]:  USU4607XAB92

                                             [CUSIP]  [Registered]:  462613 AD2
                                           [ISIN]  [Registered]:  US462613 AD22


No.                                                                $375,000,000

         IPALCO Enterprises, Inc., an Indiana corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 14, 2011.

         Initial Interest Rate: 7.625% per annum (subject to adjustment as provided herein).

         Interest Payment Dates:  May 15 and November 15, commencing
May 15, 2002.

         Regular Record Dates:  May 1 and November 1.

         Reference is hereby make to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.


                                     A-2-1

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  November 14, 2001                    IPALCO ENTERPRISES, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                     A-2-2

               (Form of Trustee's Certificate of Authentication)

This is one of the 7.625% Senior Secured Notes Due 2011 described in the Indenture referred to in this Note.



                                    Bank One, National Association, as Trustee




                                    By:
                                       -----------------------------------------
                                        Authorized Signatory


                                     A-2-3

                             [REVERSE SIDE OF NOTE]

                            IPALCO Enterprises, Inc.

                      7.625% Senior Secured Note Due 2011

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on November 14, 2011.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, and at maturity at the rate of 7.625% per annum subject to adjustment as provided below.

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2002.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 14, 2001, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 210 days after the Issue Date (the "Effectiveness Deadline"), the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to the earlier to occur of 30 Business Days after the date of effectiveness of the Exchange Offer Registration Statement or 30 days after the Effectiveness Deadline, the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer is consummated. The interest rate on this Note will not increase by more than 0.50% per annum pursuant to the provisions of this paragraph notwithstanding the Company's failure to meet more than one of these requirements.

         The annual interest rate payable on this Note will be subject to adjustment from time to time if either Moody's Investment Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), or both, downgrades the Rating (as defined in the Indenture described below) ascribed to the Notes (as defined in the Indenture) as follows:

         (a) If the Rating ascribed to the Notes from Moody's is decreased below Baa3, the annual interest rate on this Note will increase by 0.50%.


                                     A-2-4

         (b)      In addition,

                  (i) (x) if during the first 90 days following November 14, 2001 (the "Issue Date") the Rating ascribed to the Notes from S&P is decreased below BBB-, then the annual interest rate on this Note will increase by 1.00% and (y) if during the first 90 days following the Issue Date the Rating ascribed to the Notes from S&P is decreased below BBB-, and if the Rating from S&P is decreased below BB+ whether during such 90 day period or thereafter, then the annual interest rate on this Note will increase by an additional 0.50%, or

                  (ii) if (1) there was no increase in the annual interest rate on this Note as a result of clause (b)(i) above during the first 90 days following the Issue Date and (2) the Rating ascribed to the Notes from S&P is decreased below BBB-, then the annual interest rate on this Note will increase by 0.50%.

Each adjustment to the annual interest rate of this Note required by any decrease in a Rating described in clause (a) or (b) above, whether occasioned by the action of Moody's or S&P, or both, shall be made independent of any and all other adjustments. If Moody's or S&P subsequently increases its Rating ascribed to the Notes to any of the thresholds set forth under clause (a),
(b)(i)(y) or (b)(ii) above or higher, the annual interest rate on this Note will be readjusted downwards by the percentage set forth in such clause. If the annual interest rate on this Note is increased as a result of clause (b)(i)(x) above, the annual interest rate on this Note will not be adjusted downwards by the percentage set forth in such clause even if S&P subsequently increases the Rating ascribed to the Notes to BBB- or above. If the annual interest rate on this Note is increased as a result of clauses (a) and (b)(i) above, the total increase in the annual interest rate on this Note pursuant to these interest rate adjustment provisions shall not exceed 2.00%, or if the annual interest rate on this Note is increased as a result of clauses (a) and (b)(ii) above, the total increase in the annual interest rate on this Note pursuant to these interest rate adjustment provisions shall not exceed 1.00%. In no event shall the interest rate for this Note be reduced to below the annual interest rate set forth on the face of this Note. Any interest rate increase or decrease, as described in this paragraph, will take effect from the first day of the first interest period following the interest period during which a Ratings change requires an adjustment in the annual interest rate. The Company will notify the Trustee of any change in a Rating ascribed to the Notes by either Moody's or S&P which requires an increase or decrease in the annual interest rate on this Note.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]1 (or, if there is no existing default in the payment of interest and if this Note


---------
1    Include only for Exchange Note.


                                     A-2-5
is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 7.375%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indenture.

         This is one of the Series of Notes designated as "7.625% Senior Secured Notes due 2011" (the "2011 Notes") issued under an Indenture dated as of November 14, 2001 (as amended from time to time, the "Indenture"), between the Company and Bank One, National Association, as Trustee. Another series of Notes designated as "7.375% Senior Secured Notes due 2008" (the "2008 Notes") have also been issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are general unsubordinated obligations of the Company. The Notes are secured by a pledge by the Company of all of the outstanding common stock of the Company's principal subsidiary, Indianapolis Power & Light Company, pursuant to a Pledge Agreement dated November 14, 2001 between the Company and Bank One, National Association, as Collateral Agent. The Indenture limits the original aggregate principal amount of the 2008 Notes to $375,000,000, and the original aggregate principal amount of the 2011 Notes to $375,000,000, but Additional Notes of any series may be issued pursuant to the Indenture, and the originally issued Notes of each series and all such Additional Notes of such series will be considered the same series of Notes. Depending on the circumstances, the Indenture provides that each series of Notes shall vote as a separate class or that both series of Notes will vote together as a single class.

3.       Redemption; Discharge Prior to Redemption or Maturity.


                                     A-2-6

         This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes of any series to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture with respect to such series of Notes and such Notes or may be discharged from certain of its obligations under certain provisions of the Indenture with respect to such series of Notes.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, with respect to any series of Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of that series may declare all the Notes of that series to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders of any series of Notes may not enforce the Indenture or the Notes of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or any series of Notes. Subject to certain limitations, Holders of a majority in principal amount of any series of Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture with respect to any series of Notes and such Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of that series. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to, among other things, cure any ambiguity, defect or inconsistency.

7.       Authentication.


                                     A-2-7

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.


                                     A-2-8

                           [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   Please print or typewrite name and address including zip code of assignee


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  the within Note and all rights thereunder, hereby irrevocably constituting and appointing


attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                                     A-2-9

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to November 14, 2003, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                   Check One

|_| (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

|_| (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

                                       or

|_| (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:____________________
                                                     __________________________
                                                     Seller

                                                     By________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


                                    A-2-10

Signature Guarantee:2 ______________________________________



                      By____________________________________
                      To be executed by an executive officer


---------
2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to an Offer to Purchase pursuant to Section 5.01 of the Indenture, check the Box: |_|

         If you wish to have a portion of this Note purchased by the Company pursuant to an Offer to Purchase pursuant to Section 5.01 of the Indenture, state the amount (in principal amount): $________________.

Date:________________

Your Signature:________________________________________________________________
             (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:3 ___________________________


---------
3 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2-12

                        SCHEDULE OF EXCHANGES OF NOTES4

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                       Amount of          Amount of       Principal amount
                      decrease in        increase in       of this Global
                    principal amount   principal amount    Note following       Signature of
                     of this Global     of this Global    such decrease (or      authorized
Date of Exchange          Note               Note             increase)      officer of Trustee
----------------    ----------------   ----------------   -----------------  ------------------


---------
4    For Global Notes


                                    A-2-13

                                                                      EXHIBIT B

                               RESTRICTED LEGEND

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

         (1)      REPRESENTS THAT

                  (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

                  (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

         (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

                  (A)      TO THE COMPANY,

                  (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

                  (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

                  (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

                  (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                      EXHIBIT C

                                   DTC LEGEND

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                      EXHIBIT D

                            Regulation S Certificate

                                                                ---------, ----


Bank One, National Association
[ADDRESS OF TRUSTEE]
Attention: Corporate Trust Administration

         Re:      IPALCO Enterprises, Inc.
                  [7.375% Senior Secured Notes due 2008 (the "Notes")] [7.625% Senior Secured Notes due 2011 (the "Notes")] Issued under the Indenture (the "Indenture") dated as of November 14, 2001, relating to the Notes
                  -----------------------------------------------------

Dear Sirs:

         Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

         [CHECK A OR B AS APPLICABLE.]

         |_| A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

         |_| B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                               Very truly yours,

                               [NAME OF SELLER (FOR TRANSFERS)
                                  OR OWNER (FOR EXCHANGES)]

                               By:
                                  --------------------------------------------
                                   Name:
                                   Title:
                                   Address:

Date:  _______________________

                                                                      EXHIBIT E

                             Rule 144A Certificate

                                                                ---------, ----


Bank One, National Association
[ADDRESS OF TRUSTEE]
Attention: Corporate Trust Administration

         Re:      IPALCO Enterprises, Inc.
                  [7.375% Senior Secured Notes due 2008 (the "Notes")] [7.625% Senior Secured Notes due 2011 (the "Notes")] Issued under the Indenture (the "Indenture") dated as of November 14, 2001, relating to the Notes
                  -----------------------------------------------------

Ladies and Gentlemen:

         TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

         |_| A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

         |_| B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

         We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                               Very truly yours,

                               [NAME OF PURCHASER (FOR
                                  TRANSFERS) OR OWNER (FOR
                                  EXCHANGES)]

                               By:
                                  --------------------------------------------
                                  Name:
                                  Title:
                                  Address:
Date:  _____________________

                                                                      EXHIBIT F


                  [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                      Certificate of Beneficial Ownership

To:      Bank One, National Association
         [ADDRESS OF TRUSTEE]
         Attention: Corporate Trust Administration OR

         [Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

         [Clearstream Banking SA]

         Re:      IPALCO Enterprises, Inc.
                  [7.375% Senior Secured Notes due 2008 (the "Notes")] [7.625% Senior Secured Notes due 2011 (the "Notes")] Issued under the Indenture (the "Indenture") dated as of November 14, 2001, relating to the Notes
                  -----------------------------------------------------

Ladies and Gentlemen:

         We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

         We hereby certify as follows:

         [CHECK A OR B AS APPLICABLE.]

         |_| A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

         |_| B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                               Very truly yours,

                               [NAME OF BENEFICIAL OWNER]

                               By:
                                   ------------------------------------------
                                   Name:
                                   Title:
                                   Address:
Date:  _____________________



                                   [FORM II]

                      Certificate of Beneficial Ownership

To:      Bank One, National Association
         [ADDRESS OF TRUSTEE]
         Attention: Corporate Trust Administration

Re:      IPALCO Enterprises
         [7.375% Senior Secured Notes due 2008 (the "Notes")] [7.625% Senior Secured Notes due 2011 (the "Notes")] Issued under the Indenture (the "Indenture") dated as of November 14, 2001 relating to the Notes
         -----------------------------------------------------

Ladies and Gentlemen:

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                               Yours faithfully,

                               [EUROCLEAR BANK S.A./N.V., as
                                  operator of the Euroclear System]

                                              OR

                               [CLEARSTREAM BANKING SA]


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:
                                  Address:
Date:  _____________________

                                                                      EXHIBIT G


THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL
NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.